UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 West Warner Road, Suite 132 Tempe, AZ	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2008, Snowflake White Mountain Power, LLC (“Snowflake”), Renegy, LLC and Renegy Trucking, LLC, each of which is a wholly-owned subsidiary of Renegy Holdings, Inc. (the “Registrant”), entered into the Fifth Amendment to Credit Agreement and Consent (the “Fifth Amendment”) with CoBank, ACB, as Administrative Agent and Lender (“CoBank”), which amended that certain Credit Agreement, dated as of September 1, 2006, among CoBank and Snowflake, Renegy, LLC and Renegy Trucking, LLC, as amended (the “Credit Agreement”). Pursuant to the Fifth Amendment, CoBank consented to the sale of the Abitibi Consolidated Sales Corp. (“Abitibi”) paper mill to Catalyst Paper (Snowflake) Inc. (“Catalyst”), the assignment by Abitibi to Catalyst of all lessor obligations under the lease between Abitibi and Snowflake relating to the site for the Snowflake biomass power plant and related facilities, and the assignment to Catalyst of Abitibi’s interest in the Standard Large Generator Interconnection Agreement dated as of November 1, 2006 by and among Abitibi, Snowflake and Arizona Public Service Company. The Fifth Amendment also made certain conforming amendments to the Credit Agreement to reflect the assignment of Abitibi’s rights and obligations to Catalyst as described above.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference in its entirety.

The filing of this Form 8-K shall not be deemed an admission by the Registrant that the Fifth Amendment constitutes a material agreement of the Registrant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement and Consent by and among Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Truck, LLC and CoBank, ACB, as Administrative Agent and Lender, dated as of April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.

By:	/s/ Robert W. Zack

Robert W. Zack Executive Vice President and Chief Financial Officer

Date: April 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement and Consent by and among Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Truck, LLC and CoBank, ACB, as Administrative Agent and Lender, dated as of April 10, 2008.

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